EXHIBIT 5.1
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                                  TEXOIL, INC.




                                   $10,000,000
            7.875% Convertible Subordinated General Obligation Notes





                             NOTE PURCHASE AGREEMENT





                          Dated as of December 31, 1997


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                             NOTE PURCHASE AGREEMENT


               This NOTE PURCHASE AGREEMENT dated as of December 31, 1997 is among TEXOIL, INC., a Nevada corporation (the "COMPANY"), and RIMCO PARTNERS, L.P., a Delaware limited partnership, RIMCO PARTNERS, L.P. II, a Delaware limited partnership, RIMCO PARTNERS, L.P. III, a Delaware limited partnership, and RIMCO PARTNERS, L.P. IV, a Delaware limited partnership (together with their respective successors and assigns, collectively, the "NOTEHOLDERS").

               In consideration of the mutual covenants herein contained, the Company and the Noteholders agree as follows:

                                    ARTICLE I
                                DEFINITIONS, ETC.

               SECTION 1.01 CERTAIN DEFINED TERMS. Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings set forth in ANNEX A attached hereto (such meanings to be equally applicable to both singular and plural forms of the terms defined).

               SECTION 1.02 COVENANT CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

               SECTION 1.03 OTHER RULES OF CONSTRUCTION. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to articles, sections, annexes, exhibits and schedules shall, unless the context requires a different construction, be deemed to be references to the articles and sections of this Agreement and the annexes, exhibits and schedules attached hereto and made a part hereof. In this Agreement, unless a clear contrary intention appears, the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term. The headings of the various articles and sections of this Agreement are for convenience only and shall not affect the meaning of the terms and conditions of this Agreement. No provision of this Agreement shall be interpreted or
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construed against any party solely because that party or its legal representative drafted such provision.

                                   ARTICLE II
                                  SALE OF NOTES

               SECTION 2.01 CONVERTIBLE NOTES. The Company will authorize the issue and sale of $10,000,000 aggregate principal amount of its 7.875% Convertible Subordinated General Obligation Notes (the "NOTES"). The Notes will be convertible into shares of the common stock of the Company pursuant to and in accordance with ARTICLE IV. Subject to the terms and conditions of this Agreement, at the Closing provided for in ARTICLE III, the Company will issue and sell to the Noteholders, and the Noteholders will purchase from the Company, Notes in the principal amount specified opposite such Noteholder's name in SCHEDULE A at the purchase price of 100% of the principal amount thereof. The Notes shall be substantially in the form set out in EXHIBIT 2.01, with such changes therefrom, if any, as may be approved by the Noteholders and the Company.

                                   ARTICLE III
                                     CLOSING

               The sale and purchase of the Notes to be purchased by the Noteholders shall occur at the offices of Andrews & Kurth, L.L.P., 600 Travis, Houston, Texas 77002, at 10:00 a.m., Houston time, at a closing (the "CLOSING") on December 31, 1997 or on such other Business Day thereafter on or prior to December 31, 1997 as may be agreed upon by the Company and the Noteholders. At the Closing the Company will deliver to each Noteholder the Note to be purchased by such Noteholder, registered in such Noteholder's name, against delivery by such Noteholder to or for the account of the Company of immediately available funds in the amount of the purchase price therefor by wire transfer to the Company. If at the Closing the Company shall fail to tender such Notes to the Noteholders as provided above in this ARTICLE III, or any of the conditions specified in this ARTICLE III shall not have been fulfilled to the Noteholders' satisfaction, the Noteholders shall, at the Noteholders' election, be relieved of all further obligations under this Agreement, without thereby waiving any rights the Noteholders may have by reason of such failure or such nonfulfillment.

               The Noteholders' obligation to purchase and pay for the Notes to be sold to the Noteholders at the Closing is subject to the fulfillment to the Noteholders' reasonable satisfaction, prior to or at the Closing, of the following conditions:

               SECTION 3.01 EXECUTION OF DOCUMENTS. The Noteholders shall have received the following agreements (together with this Agreement, collectively, the "TRANSACTION DOCUMENTS"), in such number of counterparts as the Noteholders may reasonably request, each dated the date of the Closing and duly executed by the Persons indicated below:

               (a)    the Notes duly executed by the Company;

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               (b) Guaranty Agreements duly executed by each Guarantor; and


               (c) the Registration Rights Agreement duly executed by the Company and each Noteholder.

               SECTION 3.02 MERGER. Evidence reasonably satisfactory to the Noteholders that (a) the Merger has been consummated and become effective and
(b) that all of the Existing Noteholder Indebtedness shall have been exchanged for shares of common stock in accordance with the terms thereof.

               SECTION 3.03 CERTIFICATES. The Company shall have delivered to the Noteholders:

               (a) an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in SECTION 3.05 and SECTION 3.06 have been fulfilled;

               (b) Officer's Certificates from the Company and the Guarantors certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the other Transaction Documents to be executed by each such Person; and

               (c) certificates of appropriate public officials as to the corporate existence and good standing of, and the payment of all franchise taxes owing by, the Company in the States of Nevada and Texas.

               SECTION 3.04 OPINION OF COUNSEL. The Noteholders shall have received opinions in form and substance satisfactory to the Noteholders, dated the date of the Closing from Porter & Hedges, L.L.P., counsel for the Company and Texoil Company, and from Hirsch & Westheimer, P.C., counsel for Cliffwood Oil & Gas Corp., covering such matters incident to the transactions contemplated hereby as the Noteholders or the Noteholders' counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Noteholders).

               SECTION 3.05 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and the Guarantors in this Agreement and the other Transaction Documents shall be correct when made and at the time of the Closing.

               SECTION 3.06 PERFORMANCE; NO DEFAULT. The Company shall have performed and complied with all agreements and conditions contained in this Agreement or the other Transaction Documents required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by SECTION 5.14) no Default or Event of Default shall have occurred and be continuing.

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               SECTION 3.07 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to the Noteholders and the Noteholders' special counsel, and the Noteholders and the Noteholders' special counsel shall have received all such counterpart originals or certified or other copies of such documents as the Noteholders or they may reasonably request.

                                   ARTICLE IV
                               CONVERSION OF NOTES

               SECTION 4.01. CONVERSION. (a) Each Noteholder shall have the right, at the option of such Noteholder exercisable at any time that any of the Notes shall remain outstanding, to convert the outstanding principal balance of the Notes (or any portion thereof that is $1,000 or an integral multiple thereof), plus accrued and unpaid interest due thereon to the effective date of the conversion, into fully paid and non-assessable shares of common stock of the Company, par value $.01 per share ("COMMON STOCK"). The number of shares of Common Stock issuable in the conversion of the Notes shall be equal to the quotient of the principal amount of the Notes (or the portion thereof) submitted for conversion plus accrued, unpaid interest due thereon to the effective date of conversion, divided by the "Conversion Price" (as defined below), subject to possible adjustment as provided below. As used herein, the term "CONVERSION PRICE" shall mean the price of $1.75 per share, or, in case an adjustment of such price has taken place pursuant to the provisions hereof, then at the price as last adjusted.

               (b) If at any time following the issuance of the Notes up to and including the Maturity Date (the "DETERMINATION PERIOD"), the average closing price per share of Common Stock (as reported by the principal securities exchange or trading market, as the case may be, on which the Common Stock is then traded and subject to appropriate adjustment for any Stock Split) during a period of 20 consecutive trading days immediately preceding any date during the Determination Period (such 20-day average being referred to herein as the "AVERAGE PRICE") equals or exceeds 130% of the Conversion Price (a "SPECIAL CONVERSION EVENT"), the Company may, at its option exercisable in its sole discretion at any time during the 30-day period following such Special Conversion Event, convert all (but not less than all) of the outstanding principal balance of the Notes, plus accrued, unpaid interest due thereon to the effective date of such conversion into fully paid and non-assessable shares of Common Stock at the Conversion Price in effect as of the effective date of such conversion. Such conversion shall be deemed to have been effected immediately upon the mailing of the notice referred to in SECTION 4.02(B) hereof, which notice to be effective must be deposited in the mail on or prior to the close of business on the thirtieth day following the Special Conversion Event, whereupon the person or persons entitled to receive the Common Stock deliverable upon such conversion shall thereupon be treated for all purposes as the record holder or holders of such Common Stock, and the Notes shall be deemed to represent only the right to receive certificates representing the number of shares of Common Stock, plus cash in lieu of fractional shares in accordance with SECTION 4.04, into which each such Note has been so converted. If the Company does not convert the Notes in accordance with this SECTION 4.01(B) within the 30-day

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period following any Special Conversion Event, then a new period of trading days shall begin for purposes of determining whether the Company may convert the Notes pursuant to this SECTION 4.01(B).

               (c) If, on December 31, 1999, (i) Cash Availability is less than the sum of the aggregate outstanding principal of and accrued, unpaid interest due on the Notes, and (ii) the Average Price of the Common Stock on such date is greater than the Conversion Price, then the Noteholders must convert all outstanding principal of the Notes, plus accrued, unpaid interest due thereon to the effective date of such conversion into fully paid and non-assessable shares of Common Stock at the Conversion Price then in effect.

               (d) If, on December 31, 1999, (i) Cash Availability is less than the sum of the aggregate outstanding principal of and accrued, unpaid interest due on the Notes, and (ii) the Average Price of the Common Stock on such date is less than the Conversion Price, but greater than 60% of the Conversion Price, then the Noteholders must convert all outstanding principal of the Notes, plus accrued, unpaid interest due thereon to the effective date of such conversion into fully paid and non-assessable shares of Common Stock at the Average Price as of December 31, 1999.

               (e) If, on December 31, 1999, (i) Cash Availability is less than the sum of the aggregate outstanding principal of and accrued, unpaid interest due on the Notes, (ii) the Average Price of the Common Stock on such date is equal to or less than 60% of the Conversion Price, and (iii) the Noteholders elect not to extend the Maturity Date in accordance with SECTION 7.04, then the Noteholders must convert all outstanding principal of the Notes, plus accrued, unpaid interest due thereon to the effective date of such conversion into fully paid and non-assessable shares of Common Stock at the Average Price as of December 31, 1999.

               SECTION 4.02. CONVERSION PROCEDURE. (a) If a Noteholder desires to convert such Note into Common Stock pursuant to SECTION 4.01(A) hereof or if the Notes have been converted pursuant to SECTIONS 4.01(B), (C), (D), or (E) hereof, the Noteholder shall surrender the Note at the office of the Company, duly endorsed to the Company or in blank, or accompanied by proper instruments of transfer to the Company or in blank, accompanied, in the case of a conversion pursuant to SECTIONS 4.01(A) or (E) hereof, by an irrevocable written notice to the Company that the Noteholder elects so to convert this Note in accordance with the terms hereof, and specifying the name or names (with address) in which a certificate or certificates for Common Stock are to be issued.

               (b) If the Company elects pursuant to SECTION 4.01(B) hereof to convert the issued and outstanding Notes into Common Stock, the Company shall, within 30 days after the Special Conversion Event with respect to which such election is made, send notice (or cause notice to be sent) by first class mail, postage prepaid, to each Noteholder of record of the Notes at such Noteholder's address as specified pursuant to the Note Purchase Agreement. Each such notice of conversion shall specify the date such conversion was effected, the Conversion Price, the Conversion Rate (as defined in SECTION 4.03), the place or places that the certificates representing the Notes shall

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be surrendered and that on and after such conversion date, interest will cease to accrue on such Notes.

               (c) The Company will, as soon as practicable after such surrender of the Notes accompanied, in the case of a conversion pursuant to SECTIONS 4.01(A) or (E) hereof, by the written notice specified in SECTION 4.02(A) hereof and compliance with any other conditions herein contained, deliver or cause to be delivered, to the Person for whose account such Note was so surrendered, certificates for the number of full shares of Common Stock to which such Person shall be entitled upon conversion as aforesaid and a cash adjustment for any fraction of a share of Common Stock as hereinafter provided. In the case of a conversion pursuant to SECTIONS 4.01(A), (C), (D), or (E) hereof, such conversion shall be deemed to have been made as of the date of such surrender of the Note, and the Person entitled to receive the Common Stock deliverable upon conversion of the Note shall be treated for all purposes as the record holder of such Common Stock on such date of surrender.

               SECTION 4.03. ADJUSTMENTS. The Conversion Price and the number of shares of Common Stock or amount of any other securities and property as hereinafter provided into which a Note is convertible (the "CONVERSION RATE") shall be subject to adjustment from time to time effective upon each occurrence of any of the following events. As used in this SECTION 4.03, the term "SHARES" means, collectively, shares of Common Stock (i) issued or issuable upon conversion of the Notes and (ii) converted, distributed, issued or issuable with respect to, the shares included in clause (i) of this definition. In case by reason of the operation of this SECTION 4.03 the Note shall be convertible into any other shares of stock or other securities or property of the Company or of any other corporation, any reference herein to the conversion of the Note shall be deemed to refer to and include the conversion of the Note for such other shares of stock or other securities or property.

               (a) If the Company shall declare or pay any dividend with respect to its Common Stock payable in Common Stock, subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock, or reduce the number of shares of Common Stock outstanding (by stock split, reverse stock split, reclassification or otherwise than by repurchase of its Common Stock) (any of such events being hereinafter called a "STOCK SPLIT"), the Conversion Price and number of shares of Common Stock issuable upon conversion of the Notes shall be appropriately adjusted so as to entitle the holder hereof to receive upon conversion of the Note, for the same aggregate consideration provided herein, the same number of shares of Common Stock, plus cash in lieu of fractional Shares, as the holder would have received as a result of such Stock Split had the holder hereof converted the Note in full immediately prior to such Stock Split.

               (b) If the Company shall merge or consolidate with or into one or more corporations or partnerships and the Company is the sole surviving corporation, or the Company shall adopt a plan of recapitalization or reorganization in which shares of Common Stock are exchanged for or changed into another class of stock or other security of the Company, the Noteholders shall, for the same aggregate consideration provided herein, be entitled upon conversion of the Notes to receive in lieu of the number of shares of Common Stock (plus cash in lieu of

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fractional Shares) into which the Notes would otherwise be convertible, the number of shares of Common Stock or other securities, plus cash in lieu of fractional Shares, to which such holder would have been entitled pursuant to the terms of the agreement or plan of merger, consolidation, recapitalization or reorganization had such holder converted the Notes in full immediately prior to such merger, consolidation, recapitalization or reorganization.

               (c) If the Company is merged or consolidated with or into one or more corporations or partnerships under circumstances in which the Company is not the sole surviving corporation, or if the Company sells or otherwise disposes of substantially all its assets, and in connection with any such merger, consolidation or sale the holders of Common Stock receive stock or other securities convertible into equity of the surviving or acquiring corporations or entities, after the effective date of such merger, consolidation or sale, as the case may be, the Noteholders shall, for the same aggregate consideration provided herein, be entitled upon conversion of the Notes to receive, in lieu of shares of Common Stock (plus cash in lieu of fractional Shares) into which the Notes would otherwise be convertible, shares of such stock or other securities (plus cash in lieu of fractional Shares) as the Noteholders would have received pursuant to the terms of the merger, consolidation or sale had such Noteholder converted the Notes in full immediately prior to such merger, consolidation or sale. In the event of any consolidation, merger or sale as described in this
SECTION 4.03(C), provision shall be made in connection therewith for the surviving or acquiring corporations or partnerships to assume all obligations and duties of the Company hereunder with all such changes and adjustments in the number or kind of shares of Common Stock or other securities or property or in the Conversion Price as shall be required in connection with this SECTION 4.03.

               (d) If the Company shall declare or pay any dividend, or make any distribution, with respect to its Common Stock that is payable in preferred stock or other securities, assets or rights to subscribe for or purchase any security of the Company other than Common Stock, or that is payable in debt securities of the Company convertible into Common Stock, preferred stock or other equity securities of the Company, the holder hereof shall, for the same aggregate consideration provided herein, be entitled to receive upon conversion of the Notes in lieu of the shares of Common Stock (plus cash in lieu of fractional Shares) into which the Notes would otherwise be convertible, the same amount of Common Stock, preferred stock and other securities, assets or rights to subscribe for or purchase any security (plus cash in lieu of fractional Shares) as the holder would have received had the holder converted the Notes in full immediately prior to any such dividend or distribution.

               (e) If the Company (other than in connection with a sale described in SECTION 4.03(C)) proposes to liquidate and dissolve, the Company shall give notice thereof as provided in SECTION 4.05(E) hereof and shall permit the Noteholders to convert any unconverted portion hereof at any time, if such holder should elect to do so, and participate as a stockholder of the Company in connection with such dissolution.

               (f) If the Conversion Price shall fall below the par value of the Common Stock, the Company agrees to use its best efforts to appropriately adjust the par value of the Common Stock to an amount less than or equal to the Conversion Price.

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               (g) In order to protect each Noteholder against the dilution of its interest in the Company, if and whenever on or after the date hereof the Company issues or sells any Common Stock (except any Permitted Issuance) for a consideration per share which is less than the initial Conversion Price (a "SPECIAL ISSUANCE"), then forthwith upon such issuance or sale the number of Shares (as defined in SECTION 4.03), as determined immediately prior to such Special Issuance, will be increased to equal the New Conversion Shares (as defined below), and the Conversion Price will be equal to the New Conversion Price, each as determined pursuant to the following formulas:

                   NCS = S x ((OS + SI) / (OS + SI/OCP)

                   NCP = (OCP x S) / NCS

where:

  S      =  the Shares (as defined in SECTION 4.03), as determined immediately prior to such Special Issuance

  OS     =  the number of shares of Common Stock outstanding immediately prior to such Special Issuance on a fully diluted basis without giving effect to such Special Issuance

  NCS    =  the number of Shares (as defined in SECTION 4.03), as determined immediately following the adjustment made by reason of this SECTION
            4.03(G) ("NEW CONVERSION SHARES")

  SI     =  the number of shares of Common Stock issued or sold (or deemed issued or sold) in such Special Issuance

  SI/OCP = the number of shares of Common Stock that the aggregate cash consideration actually received by the Company for SI would purchase at OCP

  NCP    =  the "NEW CONVERSION PRICE"

  OCP    =  the Conversion Price in effect immediately prior to such Special
            Issuance

"PERMITTED ISSUANCES" means any and all issuances of shares of Common Stock pursuant to (x) any stock option, stock purchase or other employee or director benefit plan of the Company and (y) any warrant or other right to purchase Common Stock, in each case specifically disclosed on SCHEDULE 4.03 attached hereto.

               (h) Whenever the Conversion Rate or the Conversion Price is adjusted as provided in any provision of this SECTION 4.03:

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               (i) the Company shall compute the adjusted Conversion Rate and
               Conversion Price, as applicable, in accordance with this SECTION
               4.03 and shall prepare a certificate signed by the Senior Financial Officer of the Company setting forth the adjusted Conversion Rate and Conversion Price, as applicable, and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Company or its designee; and

               (ii) a notice stating that the Conversion Rate and the Conversion Price, as applicable, has been adjusted and setting forth the adjusted Conversion Rate and the Conversion Price, as applicable, shall forthwith be required, and as soon as practicable after it is prepared, such notice shall be mailed by the Company to the holder of record of each Note at such holder's address specified pursuant to the Note Agreement.

               (i) If at any time, as a result of any adjustment to the Conversion Rate made pursuant to this SECTION 4.03, the holder of any Note thereafter surrendered for conversion shall become entitled to receive any shares of the Company other than shares of the Company's Common Stock or to receive any other securities, the number of such other shares or securities so receivable upon conversion of such Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this SECTION 4.03 with respect to the Common Stock.

               (j) All of the events requiring adjustments pursuant to the Notes are subject to such prohibitions, limitations, restrictions and other provisions as set forth in this Agreement or the other Transaction Documents, as any of same may be amended from time to time.

               SECTION 4.04. CASH IN LIEU OF FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of the Notes. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of the Notes, the Company will pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the market price per share of Common Stock (as determined by the Board of Directors or in any manner prescribed by the Board of Directors, which shall be the last reported sale price of the Common Stock on the principal securities exchange or trading market on which the Common Stock is then traded) at the close of business on the Business Day prior to the day of surrender of shares for conversion or, in the case of conversion effected pursuant to SECTION 4.01(B) hereof, the Business Day prior to the effective date of such conversion.

               SECTION 4.05. ADDITIONAL COMPANY OBLIGATIONS. (a) The Company shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Notes, such number of shares of its Common Stock free of preemptive rights as shall from time to time be sufficient to effect the conversion of all Notes from time to time outstanding. The Company shall from time to time, in accordance with the laws of the State of Nevada, increase the authorized number of shares of Common Stock if at any time the

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number of shares of Common Stock authorized but unissued shall not be sufficient to permit the conversion of all the then outstanding Notes into Common Stock at the Conversion Rate then in effect.

               (b) If any shares of Common Stock required to be reserved for purposes of conversion of the Notes require registration with or approval of any governmental authority under any federal or state law before such shares may be issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved, as the case may be. If the Common Stock is then traded on any other national securities exchange or trading market, the Company will, if permitted by the rules of such exchange or trading market, list and keep listed on such exchange or approved for trading on such trading market, subject to official notice of issuance, all shares of Common Stock issuable upon conversion of the Notes.

               (c) The Company will pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Notes. The Company shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in any name or names other than that in which the Notes were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company or its designee the amount of such tax or has represented, to the reasonable satisfaction of the Company, that such tax has been paid.

               (d) Before taking any action that would cause an adjustment increasing the Conversion Rate, such that the effective Conversion Price would be below the then par or stated value of the Common Stock, the Company will take such corporate action as may, in the opinion of counsel to the Company, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at the Conversion Rate as so adjusted.

               (e) In case the Company proposes, to the extent then permitted by this Agreement and the other Transaction Documents,

                      (i) to pay any stock dividend upon the Common Stock or
               make any distribution (other than ordinary cash dividends payable out of earnings) or offer any subscription or other rights to the holders of Common Stock, or

                      (ii) to effect any capital reorganization or
               reclassification of capital stock of the Company, or

                      (iii) to effect the consolidation, merger, sale of all or
               substantially all of the assets, liquidation, dissolution or winding up of the Company, or

                      (iv) to take any other action that would result in any
               adjustment pursuant to SECTION 4.03 in the number of Shares or the Conversion Price,

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then the Company shall cause notice of any such intended action to be given to the Noteholders not less than 30 nor more than 60 days prior to the date on which the transfer books of the Company shall close or a record be taken for such dividend or distribution, or the date when such capital reorganization, reclassification, consolidation, merger, sale, liquidation, dissolution or winding up shall be effected, or the date of such other event, as the case may be.

               SECTION 4.06. CONVERSION RATE INCREASE. (a) The Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days and if the increase is irrevocable during the period. Whenever the Conversion Rate is so increased, the Company shall mail to Noteholders a notice of the increase at least 30 days before the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period it will be in effect.

               (b) The Company may make such increases in the Conversion Rate, in addition to those required or allowed by the Notes, as shall be determined by it, as evidenced by a resolution of the Company's Board of Directors, to be advisable in order to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               The Company represents and warrants to the Noteholders that:

               SECTION 5.01 ORGANIZATION; POWER AND AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform the provisions hereof and thereof.

               SECTION 5.02 AUTHORIZATION, ETC. This Agreement and the other Transaction Documents to which the Company is a party have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each such other Transaction Document will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               SECTION 5.03 COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary of the Company is bound or by which the Company or any Subsidiary of the Company or any of their respective properties may be bound or affected the consequence of which would have a Material Adverse Effect, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority in respect of a proceeding to which the Company or any Subsidiary of the Company is a party or (c) to the knowledge of the Company, violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary of the Company.

               SECTION 5.04 GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the other Transaction Documents to which it is a party.

               SECTION 5.05 SUBSIDIARIES. SCHEDULE 5.05 contains complete and correct lists of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary. No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the Credit Agreement and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

               SECTION 5.06 FINANCIAL STATEMENTS. The consolidated balance sheet of the Company and its Subsidiaries as at September 30, 1997, and the related consolidated statements of income, retained earnings and cash flows for the 9-month period then ended, copies of which the Company has delivered to each Noteholder, fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of such date and the consolidated results of their operations and cash flows for such period and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

               SECTION 5.07 DISCLOSURE. This Agreement, the documents, certificates or other writings delivered to the Noteholders by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements referred to in SECTION 5.06, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. Except as disclosed in the financial statements referred to in SECTION 5.06, since September 30, 1997, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings (including the financial statements referred to in SECTION 5.06) delivered to the Noteholders by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

               SECTION 5.08 LITIGATION. Except as disclosed in SCHEDULE 5.08, there are no actions, suits or proceedings pending of which the Company or any of its Subsidiaries has received notice or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary of the Company or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

               SECTION 5.09 OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS. Neither the Company nor any Subsidiary of the Company is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority arising out of any proceeding to which it is a party or of which it has notice or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

               SECTION 5.10 TAXES. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that, if imposed, could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate in all material respects.

               SECTION 5.11 TITLE TO PROPERTY. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in SECTION 5.06 or purported to have been acquired by the Company or any Subsidiary after said date, in each case free and clear of Liens other than those permitted by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

               SECTION 5.12 LICENSES, PERMITS, ETC. The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others. To the best knowledge of the Company, (a) no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and (b) there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

               SECTION  5.13   COMPLIANCE WITH ERISA.

               (a) The Company and each ERISA Affiliate have operated and administered each Plan, if any, in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV or ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

               (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

               (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

               (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

               SECTION 5.14 USE OF PROCEEDS; MARGIN REGULATIONS. The Company will apply $6,050,000 of the proceeds of the sale of the Notes to repay the indebtedness described on SCHEDULE 5.14 and the remainder of the proceeds of the sale of the Notes for working capital purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).

               SECTION 5.15 STATUS UNDER CERTAIN STATUTES. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

               SECTION 5.16 CAPITALIZATION. After giving effect to the Merger and the transactions related thereto, the authorized capital stock of the Company consists solely of 50,000,000 shares of $.01 par common stock, of which 36,523,638 shares are issued and outstanding and 10,000,000 shares of $.01 par Series A preferred stock, of which no shares are issued and outstanding.

               SECTION 5.17 SECURITIES MATTERS. Other than offers to Accredited Investors, neither the Company nor anyone acting on its behalf has directly or indirectly offered the Notes or any part thereof or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, anyone other than the Noteholders named in SCHEDULE A. Neither the Company nor anyone acting on its behalf has taken or will take any action which would subject the issuance and sale of the Notes to the registration and prospectus delivery provisions of the Securities Act.

               SECTION 5.18 ENVIRONMENTAL MATTERS. Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted of which the Company has notice raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to the Noteholders in writing, (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect; (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

                                   ARTICLE VI
                        REPRESENTATIONS OF THE PURCHASER

               SECTION 6.01 PURCHASE FOR INVESTMENT. Each Noteholder represents that it is acquiring its Notes for its own account or for one of its separate accounts (or for the account of trusts for which it is trustee) for investment with no intention of presently distributing or reselling the same, subject, nevertheless, to its right to dispose of, in compliance with applicable securities laws, its respective Notes, or any part of any thereof held by it, if at some future time in its sole discretion it deems it advisable so to do. Each Noteholder hereby agrees that it will not sell, transfer or otherwise dispose of its Notes in violation of the Securities Act.

               SECTION 6.02 STATUS; NO REGISTRATION. Each Noteholder represents that it is an Accredited Investor. Each Noteholder acknowledges that the Notes have not been registered under the Securities Act, and that such Notes must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

                                   ARTICLE VII
                              PAYMENT OF THE NOTES

               SECTION 7.01 PLACE OF PAYMENT. The Company will pay all sums becoming due to any Noteholder under any Transaction Document by the method and at the address specified for such purpose below such Noteholder's name in SCHEDULE A, or by such other method or at such other address as such Noteholder shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, the Noteholders shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office.

               SECTION 7.02 PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

               SECTION 7.03 MANDATORY REPAYMENT OF NOTES. The Notes shall be due and payable as follows:

               (a) commencing on February 1, 1998, on the first day of each month, a payment equal to all accrued, unpaid interest on the Notes shall be due and payable;

               (b) on the Maturity Date, the entire unpaid principal of the Notes, together with all accrued, unpaid interest on the Notes, shall be fully and finally due and payable; and

               (c) if a Change of Control shall occur, the entire unpaid principal of the Notes, together with all accrued, unpaid interest on the Notes shall be fully and finally due and payable on the date one day after such Change of Control occurs.

All payments on the Notes shall be applied pro rata, in accordance with the principal amounts outstanding on the Notes, first to accrued unpaid interest on the Notes and the remainder, if any, to the principal amount outstanding on the Notes.

               SECTION 7.04 EXTENSION OF MATURITY DATE. If, on December 31, 1999, (a) Cash Availability is less than the sum of the aggregate outstanding principal of and accrued, unpaid interest due on the Notes, (b) the Average Price of the Company's Common Stock on such date is equal to or less than 60% of the Conversion Price, and (c) the Noteholders elect not to convert the aggregate outstanding principal of and interest on the Notes into the Company's Common Stock on such date in accordance with ARTICLE IV, then the Maturity Date shall be extended to February 1, 2001.

               SECTION 7.05 NO OPTIONAL PREPAYMENTS OF NOTES. The Company shall not have the right to prepay the Notes, in whole or in part, prior to the Maturity Date.

               SECTION 7.06 PURCHASE OF NOTES. The Company will not, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

                                  ARTICLE VIII
                            INFORMATION AS TO COMPANY

               SECTION 8.01 FINANCIAL AND BUSINESS INFORMATION. The Company shall deliver to each of the Noteholders:

               (a) Within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company, copies of (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments.

               (b) Within 90 days after the end of each fiscal year of the Company, copies of (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied (A) by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof.

               (c) Within 25 days after the end of each calendar month, copies of (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such month, and (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such month and for the portion of the fiscal year ending with such month, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to monthly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments.

               (d) By March 1 each year commencing March 1, 1998, the Company shall furnish to the Noteholders a Reserve Report dated as of the immediately preceding December 31. Each Reserve Report shall be prepared by certified independent petroleum engineers acceptable to the Noteholders. Each such Reserve Report shall be in form and substance satisfactory to the Noteholders and shall set forth, as of the immediately preceding December 31: (i) the Proved Reserves attributable to the Company's and its Subsidiaries' Oil and Gas Properties together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon pricing and escalation assumptions acceptable to the Noteholders and (ii) such other information as the Noteholders may reasonably request.

               (e) Promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary of the Company to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary of the Company with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary of the Company to the public concerning developments that are Material.

               (f) Promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in SECTION 11.01, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto.

               (g) Promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto: (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to be Material.

               (h) Promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary of the Company from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect.

               (i) With reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any of Noteholder.

               SECTION 8.02 OFFICER'S CERTIFICATE. Each set of financial statements delivered to a holder of Notes pursuant to SECTION 8.01(A), SECTION 8.01(B) or SECTION 8.01(C) shall be accompanied by a certificate of a Senior Financial Officer setting forth: (a) the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of SECTION 10.03 hereof during the monthly, quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and (b) a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the monthly, quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary of the Company to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

               SECTION 8.03 INSPECTION. The Company shall permit the representatives of each Noteholder, at the expense of the Company and upon reasonable prior notice to the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary of the Company, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

                                   ARTICLE IX
                              AFFIRMATIVE COVENANTS

               The Company covenants that so long as any of the Notes are outstanding:

               SECTION 9.01 COMPLIANCE WITH LAW; CONTRACTS. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company will, and will cause each of its Subsidiaries to, comply with, and perform their respective obligations under, each contract or agreement to which each is a party, unless, in the good faith judgment of the Company, the failure to so comply or perform could not reasonably be expected to have a Material Adverse Effect.

               SECTION 9.02 INSURANCE. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

               SECTION 9.03 MAINTENANCE OF PROPERTIES. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary of the Company from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               SECTION 9.04 PAYMENT OF TAXES AND CLAIMS. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary of the Company, provided that neither the Company nor any Subsidiary of the Company need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

               SECTION 9.05 CORPORATE EXISTENCE, ETC. The Company will at all times preserve and keep in full force and effect its corporate existence. The Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.


                                    ARTICLE X
                               NEGATIVE COVENANTS

               The Company covenants that so long as any of the Notes are outstanding:

               SECTION 10.01 RESTRICTIONS ON INDEBTEDNESS. The Company will not, and will not permit any Subsidiary of the Company to, create, incur, assume, Guaranty or permit to exist any Indebtedness, except: (a) the Notes, and (b) the Senior Debt.

               SECTION 10.02 RESTRICTIONS ON LIENS. The Company will not, and will not permit any Subsidiary of the Company to, create, incur, assume, or permit to exist any Lien with respect to any asset now owned or hereafter acquired, except:

               (a) Liens securing the Senior Debt;

               (b) all contracts, leases, agreements and instruments, and all defects and irregularities and other matters affecting the Company's or its Subsidiaries' Oil and Gas Properties which were in existence at the time such Oil and Gas Properties were originally acquired by such Person and all routine operational agreements related to such Oil and Gas Properties entered into in the ordinary course of business, which contracts, agreements, instruments, defects, irregularities and other matters and routine operational agreements do not reduce the Company's or its Subsidiaries' net interest in production in its Oil and Gas Properties below the interests reflected in each Reserve Report delivered to the Noteholders and do not interfere Materially with the operation, value or use of such Oil and Gas Properties;

               (c) royalties, overriding royalties, reversionary interests, production payments and similar burdens granted by the Company or its Subsidiaries with respect to their respective Oil and Gas Properties to the extent such burdens do not reduce the Company's or its Subsidiaries' net interests in production in their respective Oil and Gas Properties below the interests reflected in each Reserve Report delivered to the Noteholders and do not operate to deprive the Company or its Subsidiaries of any Material rights in respect of such Oil and Gas Properties;

               (d) encumbrances consisting of easements of ingress or egress over real property, where the same do not materially detract from the use or enjoyment of such property by, or the value of such property to, the Company;

               (e) Liens for taxes or assessments or governmental charges or levies, if payment shall not at the time be required to be made in accordance with the provisions of SECTION 9.04;

               (f) any judgment lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay;

               (g) statutory liens of landlords and liens of carriers, warehousemen, mechanics, laborers and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith; and

               (h) Liens (other than liens created by section 4068 of ERISA) incurred on pledges or deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance, social security laws or similar legislation.

               SECTION 10.03 FINANCIAL COVENANTS. The Company will not permit:

               (a) its Current Assets, at any time, to be less than the sum of
(i) its Current Liabilities as at such date, minus (ii) any portion of such Current Liabilities consisting of amounts owing on the Notes; or

               (b) the Total Debt, at any time, to be greater than the Reserve Value.

               SECTION 10.04 RESTRICTED PAYMENTS. The Company will not, directly or indirectly, make or pay (a) any dividend or other distribution on any shares of the Company's capital stock (including any dividends payable in shares of capital stock), or (b) any payment on account of the purchase, redemption, retirement or acquisition of any shares of the Company's capital stock or any option, warrant or other right to acquire such shares, except with respect to the redemption obligations specifically listed on SCHEDULE 10.04 attached hereto.

               SECTION 10.05 MERGER, CONSOLIDATION, ETC. Without the Noteholders' prior written consent, the Company shall not, and shall not permit any Subsidiary of the Company to, (a) consolidate with or merge with any other Person, except that any Subsidiary of the Company may consolidate or merge with any other Subsidiary of the Company or the Company or (b) convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person.

               SECTION 10.06 RESTRICTIONS ON ASSET SALES. Without the Noteholders' prior written consent, the Company will not, and will not permit any of its Subsidiaries to, sell, transfer, assign, convey or otherwise dispose of an interest in any asset now owned or hereafter acquired, except (a) sales of Hydrocarbon production in the ordinary course of business, (b) sales of assets, the net proceeds of which are used to pay Senior Debt and (c) sales of other assets that have an aggregate sales price not to exceed $2,000,000.

               SECTION 10.07 TRANSACTIONS WITH AFFILIATES. After the date hereof, the Company will not, and will not permit any of its Subsidiaries to, enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary of the Company), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

               SECTION 10.08 CHANGE IN BUSINESS. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly engage to a material extent in any business other than those in which it is presently engaged or that are directly related thereto, or discontinue any of its existing lines of business or substantially alter its method of doing business.

                                   ARTICLE XI
                              DEFAULT AND REMEDIES

               SECTION 11.01 EVENTS OF DEFAULT. An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

               (a) the Company defaults in the payment of any principal or interest on any Note when the same becomes due and payable, whether at maturity, by declaration or otherwise; or

               (b) the Company defaults in the performance of or compliance with any term contained in ARTICLE X; or

               (c) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a) and (b) of this SECTION 11.01) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtains actual knowledge of such default or (ii) the Company receives written notice of such default from any holder of a Note; or

               (d) any representation or warranty made in writing by or on behalf of the Company or any Guarantor or by any officer of the Company or any Guarantor in this Agreement or the other Transaction Documents or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any Material respect on the date as of which made; or

               (e) (i) the Company or any Subsidiary of the Company is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $100,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary of the Company is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $100,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary of the Company has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $100,000, or (y) one or more Persons have the right to require the Company or any Subsidiary of the Company to purchase or repay such Indebtedness; or

               (f) the Company or any Subsidiary of the Company (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

               (g) a Governmental Authority enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

               (h) a final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against one or more of the Company and its Subsidiaries and such judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

               (i) the Company fails to own (both beneficially and of record) 100% of the common stock and other equity securities of the Guarantors; or

               (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject to any such proceedings (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $25,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (vi) the Company or any ERISA Affiliate fails to make any contribution due, or payment to, any employee benefit plan, or (vii) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder, and any such event or events described in clauses (i) through (vii) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in this Section 11.01(j), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

               SECTION 11.02 ACCELERATION.

               (a) If an Event of Default with respect to the Company described in paragraph (f) or (g) of SECTION 11.01 (other than an Event of Default described in clause (i) of paragraph (f) or described in clause (vi) of paragraph (f) by virtue of the fact that such clause encompasses clause (i) of paragraph (f)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

               (b) If any other Event of Default has occurred and is continuing, the Required Holders at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

               (c) If any Event of Default described in paragraph (a) of SECTION
11.01 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

               Upon any Notes becoming due and payable under this SECTION 11.02, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus all accrued and unpaid interest thereon, shall all be immediately due and payable, in each and every case without presentment, demand, notice of default, notice of intent to accelerate, notice of acceleration, protest or further notice, all of which are hereby waived.

               SECTION 11.03 OTHER REMEDIES. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under SECTION 11.02, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

               SECTION 11.04 NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under SECTION 13.01, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all reasonable costs and expenses of such holder incurred in any enforcement or collection under this ARTICLE XI, including, without limitation, reasonable attorneys' fees, expenses and disbursements, together with interest on such amounts at the Default Rate accruing from the date of demand.

                                   ARTICLE XII
                  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

               SECTION 12.01 REGISTRATION OF NOTES. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

               SECTION 12.02 TRANSFER AND EXCHANGE OF NOTES. Subject to compliance with all applicable securities laws, upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense, one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form specified herein. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.

               SECTION 12.03 REPLACEMENT OF NOTES. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note, and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Noteholder, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

                                  ARTICLE XIII
                                  MISCELLANEOUS

               SECTION 13.01 TRANSACTION EXPENSES. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys' fees of a special counsel and any local or other counsel) incurred by the Noteholders or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the other Transaction Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the other Transaction Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the other Transaction Documents, or by reason of being a holder of any Note, (b) the reasonable costs and expenses of negotiation, preparation and execution of this Agreement and the other Transaction Documents, and (c) the reasonable costs and expenses, including reasonable financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save the Noteholders and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by the Noteholders). The obligations of the Company under this SECTION 13.01 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the other Transaction Documents, and the termination of this Agreement.

               SECTION 13.02 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by the Noteholders of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of the Noteholders or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement.

               SECTION 13.03 AMENDMENT AND WAIVER. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of ARTICLES II, III OR IV, or any defined term (as it is used therein), will be effective as to the Noteholders unless consented to by all of the Noteholders in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of ARTICLE XI relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on, the Notes, or (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver. Any amendment or waiver consented to as provided in this SECTION 13.03 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.

               SECTION 13.04 NOTICES. All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent: (i) if to a Noteholder, to its address specified for such communications in SCHEDULE A, or at such other address as it shall have specified to the Company in writing, (ii) if to the Company, to the Company at 1600 Smith Street, Suite 4000, Houston, Texas 77002, Telecopy No.: 713-652-9601, or at such other address as the Company shall have specified to the holder of each Note in writing. Notices under this
SECTION 13.04 will be deemed given only when actually received.

               SECTION 13.05 LIMITATION ON INTEREST. Each provision in this Agreement and each other Transaction Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, by the Company for the use, forbearance or detention of the money to be loaned under this Agreement or any other Transaction Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Transaction Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest thereon to exceed the Highest Lawful Rate, and all amounts owed under this Agreement and each other Transaction Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid which are for the use, forbearance or detention of money under this Agreement or such Transaction Document shall in no event exceed that amount of money which would cause the effective rate of interest thereon to exceed the Highest Lawful Rate. Notwithstanding the provisions of SECTION 13.14, to the extent that the Highest Lawful Rate applicable to a Noteholder is at any time determined by Texas law, such rate shall be the "indicated rate ceiling" described in Section (a)(1) of
Article 1.04 of Chapter 1, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended; PROVIDED, HOWEVER, to the extent permitted by such Article, the Noteholders from time to time by notice to Company may revise the aforesaid election of such interest rate ceiling as such ceiling affects the then-current or future balances of the loans outstanding under the Notes. Notwithstanding any provision in this Agreement or any other Transaction Document to the contrary, if the maturity of the Notes or the obligations in respect of the other Transaction Documents are accelerated for any reason, or in the event of prepayment of all or any portion of the Notes or the obligations in respect of the other Transaction Documents by the Company or in any other event, earned interest on the Notes and such other obligations of the Company may never exceed the maximum amount permitted by applicable law, and any unearned interest otherwise payable under the Notes or the obligations in respect of the other Transaction Documents that is in excess of the maximum amount permitted by applicable law shall be canceled automatically as of the date of such acceleration or prepayment or other such event and, if theretofore paid, shall be credited on the principal of the Notes or, if the principal of the Notes has been paid in full, refunded to the Company. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the Company and the Noteholders shall, to the maximum extent permitted by applicable law, amortize, prorate, allocate and spread, in equal parts during the period of the actual term of this Agreement, all interest at any time contracted for, charged, received or reserved in connection with the Transaction Documents.

               SECTION 13.06 INDEMNIFICATION. The Company agrees to indemnify, defend and hold each Noteholder, their partners and their respective officers, employees, agents, directors, partners, affiliates and shareholders (collectively, "INDEMNIFIED PERSONS") harmless from and against any and all loss, liability, damage, judgment, claim, deficiency or reasonable expense (including interest, penalties, reasonable attorneys' fees and amounts paid in settlement) incurred by or asserted against any Indemnified Person arising out of, in any way connected with, or as a result of (a) the execution and delivery of this Agreement and the other documents contemplated hereby, the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder and consummation of the transactions contemplated hereby and thereby,
(b) the
actual or proposed use of the proceeds of the loans contemplated hereby, (c) any violation by the Company or any of its Subsidiaries of any requirement of law, including but not limited to Environmental Laws, (d) any Noteholder being deemed an operator of any real or personal property of the Company in circumstances in which no Noteholder is generally operating or generally exercising control over such property, to the extent such losses, liabilities, damages, judgments, claims, deficiencies or expenses arise out of or result from any Hazardous Materials located in, on or under such property or (e) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnified Person is a party thereto; PROVIDED that such indemnity shall not apply to any such losses, claims, damages, liabilities or related expenses that are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of, or willful violation of the Transaction Documents by, such Indemnified Person. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, IT IS THE EXPRESS INTENTION OF THE PARTIES THAT EACH INDEMNIFIED PERSON SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DEFICIENCIES, JUDGMENTS AND REASONABLE EXPENSES ARISING OUT OF OR RESULTING FROM THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OF SUCH INDEMNIFIED PERSON. Each Indemnified Person will attempt to consult with the Company prior to entering into any settlement of any lawsuit or proceeding that could give rise to a claim for indemnity under this SECTION 13.06, although nothing herein shall give the Company the right to direct, or control any such settlement negotiations or any related lawsuit or proceeding on behalf of such Indemnified Party. The obligations of the Company under this SECTION 13.06 shall survive the termination of this Agreement and repayment of the Notes.

               SECTION 13.07 SUCCESSORS AND ASSIGNS. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

               SECTION 13.08 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

               SECTION 13.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

               SECTION 13.10 CONFIDENTIALITY. In connection with the negotiation and administration of this Agreement and the other Transaction Documents, the Company has furnished and will from time to time furnish the Noteholders certain written information (such information, other than any such information which (i) was publicly available, or otherwise known to the Noteholders, at the time of disclosure,
(ii) subsequently becomes publicly available other than through any act or omission by the Noteholders or (iii) otherwise subsequently becomes known to the Noteholders, being hereinafter referred to as "CONFIDENTIAL INFORMATION"). The Noteholders will maintain the confidentiality of any Confidential Information in accordance with such procedures as the Noteholders apply generally to information of that nature. Subject to the prohibitions and restrictions imposed on the Noteholders with respect to the Confidential Information under applicable securities laws, it is understood that the foregoing will not restrict the Noteholders' ability to exchange such Confidential Information with their current or prospective investors, assignees of the Notes and advisors. It is further understood that the foregoing will not prohibit the disclosure of any or all Confidential Information if and to the extent that such disclosure may be required or requested (w) by a Governmental Authority, (x) pursuant to court order, subpoena or other legal process or in connection with any pending or threatened litigation hereunder, (y) otherwise as required by law, or (z) in order to protect its interests or its rights or remedies hereunder or under the other Transaction Documents; in the event of any required disclosure under clause (w), (x), or (y) above, the Noteholders agree to use reasonable efforts to inform the Company as promptly as practicable.

               SECTION 13.11 FINAL AGREEMENT OF THE PARTIES. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

               SECTION 13.12 JURY WAIVER. THE COMPANY AND THE NOTEHOLDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

               SECTION 13.13 CHOICE OF FORUM. THE COMPANY AND THE NOTEHOLDERS AGREE THAT ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE BROUGHT IN THE FEDERAL OR STATE COURTS OF HARRIS COUNTY, TEXAS, OTHER THAN LEGAL PROCEEDINGS INSTITUTED BY THE NOTEHOLDERS WITH RESPECT TO THEIR RIGHTS AND REMEDIES UNDER THE SECURITY DOCUMENTS, WHICH PROCEEDINGS MAY BE BROUGHT IN THE FEDERAL OR STATE COURTS OF HARRIS COUNTY, TEXAS OR THE COURTS OF ANY OTHER JURISDICTION DEEMED APPROPRIATE BY THE NOTEHOLDERS TO ENFORCE THEIR RIGHTS AND REMEDIES UNDER THE SECURITY DOCUMENTS.

               SECTION 13.14 GOVERNING LAW. This Agreement and the Notes shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

               SECTION 13.15 SUBORDINATION AGREEMENT. Each Noteholder acknowledges that its rights hereunder are subject to the rights of the "Senior Creditors" under that certain Subordination Agreement dated as of even date herewith by and among Comerica Bank - Texas, as Agent, the Noteholders, the Company, Cliffwood Oil & Gas Corp., Cliffwood Energy Company and Cliffwood Production Co.; provided that nothing in such Subordination Agreement shall limit, release, impair or waive any liability or obligation of the Company under this Agreement, the Notes or the other Transaction Documents.

               IN WITNESS WHEREOF, the Company and the Noteholders have caused this Agreement to be executed by their respective representatives thereunto duly authorized effective as of the date first above written.

                                       TEXOIL, INC.



                                       By: /s/ RUBEN MEDRANO
                                           Ruben Medrano
                                           President

                                       RIMCO PARTNERS, L.P.,
                                       RIMCO PARTNERS, L.P. II,
                                       RIMCO PARTNERS, L.P. III, AND
                                       RIMCO PARTNERS, L.P. IV

                                       By: RESOURCE INVESTORS MANAGEMENT COMPANY
                                           LIMITED PARTNERSHIP, THEIR GENERAL
                                           PARTNER

                                       By: RIMCO ASSOCIATES, INC.,
                                           ITS GENERAL PARTNER


                                       By: /s/ A. L. JORDEN
                                           A. L. Jorden
                                           Vice President

                                   SCHEDULE A

                       INFORMATION RELATING TO NOTEHOLDERS


                                                  Principal Amount of
NAME AND ADDRESS OF NOTEHOLDER                   NOTES TO BE PURCHASED

NOTES
RIMCO PARTNERS, L.P.                                 $4,730,000.00
RIMCO PARTNERS, L.P. II                               2,540,000.00
RIMCO PARTNERS, L.P. III                                970,000.00
RIMCO PARTNERS, L.P. IV                               1,760,000.00
                                                      ------------
                                                    $10,000,000.00


(1)  All payments by wire transfer of immediately available funds to:

           Fleet Bank, N.Y.
           ABA No. 021404465
           Account Name:  Texoil, Inc.
                          Automatic Clearing Account
           Account No. 939 066 5251

           with sufficient information to identify the source and application of such funds.

(2)  All notices of payments and
           written confirmations of such
           wire transfers:

           Resource Investors Management Company
           22 Waterville Road
           Avon, Connecticut 06001
           Attn: Doug Skelley
           Telecopy No.: 860-678-9382

                                  Schedule A-1

(3)  All other communications:

           Resource Investors Management Company
           Suite 6875
           600 Travis Street
           Houston, Texas 77002
           Attn: Gary Milavec
           Telecopy No.: 713-247-0730

                  with a copy to

           Resource Investors Management Company
           22 Waterville Road
           Avon, Connecticut 06001
           Attn: David Whitney
           Telecopy No.: 860-678-9382

                                  Schedule A-2

                                  SCHEDULE 4.03

                                  Schedule 4.03

                                  SCHEDULE 5.05


                               TEXOIL SUBSIDIARIES


Texoil Company, a Tennessee corporation;

Texoil de Argentina, S.A., a Nevada Corporation;

Cliffwood Oil & Gas Corp.; a Texas corporation; 100% of its issued and outstanding shares is owned by Texoil, Inc.;

Cliffwood Production Co., a Texas corporation; 100% of its issued and outstanding shares is owned by Cliffwood Oil & Gas Corp.;

New Cliffwood Company, a Texas corporation; 100% of its issued and outstanding shares is owned by Cliffwood Oil & Gas Corp.; and

Cliffwood Exploration Company, a Texas corporation; 100% of its issued and outstanding shares is owned by Cliffwood Oil & Gas Corp.

New Cliffwood Company is the general partner of Cliffwood Acquisition - 1996 Limited Partnership, a Texas limited partnership, and Cliffwood Exploration Company owns 80% of the issued and outstanding shares of Cliffwood-Blue Moon Joint Venture, Inc., a Texas corporation.

                                  Schedule 5.05

                                  SCHEDULE 5.08


                                   LITIGATION


                                      None

                                  Schedule 5.08

                                  SCHEDULE 5.14

                         LIST OF INDEBTEDNESS TO BE PAID


1. The sum of $1,000,000 payable to T.W. Hoehn, Jr. pursuant to a promissory note executed by Texoil, Inc.;

2. The sum of $50,000 payable to Opal Air, Inc. pursuant to a promissory note executed by Texoil, Inc.; and

3. The sum of $5,000,000 payable to Comerica Bank - Texas pursuant to the Amended and Restated Credit Agreement dated August 1, 1997 by and among Cliffwood Oil & Gas Corp., Cliffwood Energy Company, Cliffwood Production Co., First Union National Bank and Comerica Bank - Texas.

                                  Schedule 5.14

                                 SCHEDULE 10.04

                             REDEMPTION OBLIGATIONS


I Common Stock and Warrant Purchase Agreement Between Cliffwood Oil & Gas Corp. and First Union Capital Partners, Inc. dated May 30, 1997: On the earlier of (i) May 27, 2001 or (ii) a change of control in the company, First Union Capital Partners, Inc. ("First Union") will have the right to require Cliffwood Oil & Gas Corp. ("Cliffwood") to repurchase all or part of the 333,334 shares and 167,500 warrants purchased by First Union. This put right will terminate upon (i) a public offering resulting in gross proceeds of $20,000,000 or more or (ii) a cash purchase by a third party of over 75% of Cliffwood Common Stock.

II. Common Stock and Warrant Purchase Agreement between Cliffwood Oil & Gas Corp. and Belleview 1992 Income Fund, L.P., dated August 4, 1997: From August 4, 1999 until the earlier of (i) August 4, 2002 or (ii) any class of the securities of Cliffwood become subject to reporting requirements under the Securities Exchange Act of 1934, Belleview 1992 Income Fund, L.P. ("Belleview") will have the right to require Cliffwood to repurchase all or part of the 550,000 shares of Class A Common Stock purchased by Belleview. If Cliffwood grants put rights to a third party within 2 years after August 4, 1997, Belleview will have the right to receive put rights equivalent to those in the new grant.

III. Investment Agreement ("Investment Agreement") by and between Cliffwood Oil & Gas Corp. ("Cliffwood"), Energy Capital Investment Company PLC ("Energy") and EnCap Equity 1996 Limited Partnership ("EnCap") dated September 27, 1996; if, Energy and/or EnCap determine in good faith during the period commencing May 27, 2001 and ending September 27, 2001 that (i) there is no reasonable prospect that a public market for the Cliffwood Class A Common Stock is likely to develop or (ii) the Cliffwood Class A Common Stock held by either of them cannot be sold pursuant to the demand and piggyback registration provisions of the Investment Agreement at a price per share equal to or greater than a price per share equal to the net asset value of Cliffwood, as determined under the Investment Agreement, then Energy and/or EnCap shall have the right to require Cliffwood to purchase all or a portion of the 75,000 and 225,000 shares of Class A Common Stock purchased by Energy and EnCap, respectively, at a price per share equal to the net asset value of Cliffwood, as determined in the Investment Agreement.

                                 Schedule 10.04

                                     ANNEX A
                                  DEFINED TERMS

               "ACCREDITED INVESTOR" means an "accredited investor" as such term is defined in Regulation D, Rule 501, promulgated by the Securities and Exchange Commission.

               "AFFILIATE" means, at any time, and with respect to any Person,
(a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

               "AGREEMENT" means this Amended and Restated Note Purchase Agreement, as amended, modified or restated from time to time.

               "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in Houston, Texas or New York, New York are required or authorized to be closed.

               "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

               "CASH AVAILABILITY" means, as of any date, the sum (without duplication) of (a) the aggregate amount of the Company's and its Subsidiaries' cash, cash equivalents and 80% of the borrowing base in effect as of such date under the Credit Agreement (or such larger percentage of the borrowing base in effect as of such date under the Credit Agreement agreed to by the holders of the Senior Debt in the absence of capital expenditure requirements necessary to maintain or enhance production from the Company's and its Subsidiaries' Oil and Gas Properties), plus (b) the aggregate amount of the Company's and its Subsidiaries' accounts receivable, minus (c) the aggregate amount of the Company's and its Subsidiaries' accounts payable and accrued current liabilities, minus (d) an amount equal to the projected operating expenses for the Company's and its Subsidiaries' Oil and Gas Properties (exclusive of optional drilling and development expenditures) for the following six months.

               "CHANGE OF CONTROL" means any of (a) the acquisition by any Person or two or more Persons (excluding underwriters in the course of their distribution of voting stock in an underwritten public offering) acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Security Exchange Act of 1934, as amended) of 35% or more of the outstanding shares of voting stock of the Company, (b) 50% or more of the members of the Board of Directors of the Company on any date shall not have been
(i) members of the Board of Directors of the Company on the date 12 months prior to such date or (ii) approved (by recommendation, nomination, election or otherwise) by Persons who constitute at least a majority of the members of the Board of Directors of the Company as constituted on the date 12 months prior to such date, (c) all or substantially all of the assets of the Company or any Subsidiary of the Company are sold in a single transaction or series or related transactions to any Person, or (d) the Company or any Subsidiary of the Company merges with or consolidates with any other Person other than the merger or consolidation of any Subsidiary of the Company with the Company or another Subsidiary of the Company.

               "CLOSING" is defined in ARTICLE III.

               "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

               "COMPANY" is defined in the introduction to this Agreement.

               "CREDIT AGREEMENT" means that certain Amended and Restated Credit Agreement by and among Cliffwood Oil & Gas Corp., Cliffwood Energy Company and Cliffwood Production Co., Comerica Bank - Texas, N.A., as Agent and the financial institutions party thereto dated as of August 1, 1997, as amended by that certain First Amendment dated as of September 23, 1997, that certain Second Amendment dated as of October 1, 1997, that certain Third Amendment dated as of November 21, 1997 and that certain Fourth Amendment of even date herewith and as same may be amended, extended, renewed, replaced or restated in the future or any other subsequent credit agreement or other similar agreement entered into by the Company or any Subsidiary of the Company, together with all notes, Swap agreements, security documents and other instruments or agreements executed in connection therewith or secured thereby.

               "CURRENT ASSETS" means, as of any date, all assets of the Company and its Subsidiaries that would be reflected as current assets on a consolidated balance sheet of the Company and its Subsidiaries prepared on such date in accordance with GAAP consistently applied.

               "CURRENT LIABILITIES" means, as of any date, all liabilities of the Company and its Subsidiaries that would be reflected as current liabilities on a consolidated balance sheet of the Company and its Subsidiaries prepared on such date in accordance with GAAP consistently applied.

               "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

               "DEFAULT RATE" means twelve percent (12%) per annum, but in no event to exceed the Highest Lawful Rate.

               "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

               "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

               "EVENT OF DEFAULT" is defined in SECTION 11.01.

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

               "EXISTING NOTEHOLDER INDEBTEDNESS" means the Indebtedness owing to the Noteholders under those certain Tranche A Notes and Tranche C Notes issued by Texoil Company under that certain Amended and Restated Note Purchase Agreement dated May 21, 1997.

               "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

               "GOVERNMENTAL AUTHORITY" means (a) the government of (i) the United States of America or any State or other political subdivision thereof, or
(ii) any jurisdiction in which the Company or any of its Subsidiaries conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any of its Subsidiaries, or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

               "GUARANTORS" means Texoil Company, a Tennessee corporation, and Cliffwood Oil & Gas Corp., a Texas corporation.

               "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such
Person: (a) to purchase such indebtedness or obligation or any property constituting security therefor; (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation; (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof. In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

               "GUARANTY AGREEMENT" means each Guaranty Agreement executed by a Guarantor, guaranteeing the obligations of the Company under this Agreement and the Notes, in form and substance satisfactory to the Noteholders, as any of the same may be amended from time to time.

               "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).

               "HIGHEST LAWFUL RATE" means with respect to any indebtedness owed to any Noteholder under any Transaction Document, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received by such Noteholder with respect to such indebtedness under law applicable to such Noteholder.

               "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to SECTION 13.01.

               "HYDROCARBONS" means oil, natural gas, condensate and all other liquid or gaseous hydrocarbons and all products produced or separated therefrom.

               "INDEBTEDNESS" with respect to any Person means, at any time, without duplication, (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock; (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property); (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases; (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); (f) Swaps of such Person; and (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof. Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

               "INDEMNIFIED PERSON" is defined in SECTION 13.06.

               "INVESTMENT" means, with respect to any Person, any direct or indirect purchase or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person, and any other item which would be classified as an "investment" on a balance sheet of such Person prepared in accordance with GAAP.

               "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind (whether voluntary or involuntary), or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

               "MATERIAL" means, as to any Person, material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of such Person and its Subsidiaries and parents taken as a whole.

               "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the other Transaction Documents, or (c) the validity or enforceability of this Agreement or the other Transaction Documents.

               "MATURITY DATE" means December 31, 1999 or such later date as provided for in SECTION 7.04.

               "MERGER" means the merger of Texoil Acquisition, Inc. with and into Cliffwood Oil & Gas Corp., pursuant to that certain Agreement and Plan of Merger among such parties and the Company dated of even date herewith.

               "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

               "NOTEHOLDERS" is defined in the introduction to this Agreement.

               "NOTES" is defined in SECTION 2.01.

               "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

               "OIL AND GAS PROPERTIES" means oil and gas leasehold interests, overriding royalty interests, mineral interests, royalty interests, net profits interests, oil payments, production payments, carried interests, operating rights and other similar properties or interests, including contractual rights to any of the foregoing, together with all wells and units located on, or attributable to, such properties or interests.

               "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

               "PERMITTED LIENS" means Liens permitted under SECTION 10.02.

               "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

               "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.
               "PREFERRED STOCK" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

               "PROVED RESERVES" means recoverable Hydrocarbon reserves that have been proved to a high degree of certainty by analysis of the producing history of a reservoir and/or by volumetric analysis of adequate geological and engineering data. Commercial productivity has been established by actual production, successful testing, or in certain cases by favorable core analyses and electrical- log interpretation when the producing characteristics of the formation are known from nearby fields.

               "REGISTRATION RIGHTS AGREEMENT" means that certain Amended and Restated Stock Ownership and Registration Rights Agreement dated of even date herewith among the Company and the Noteholders, as same may be amended from time to time.

               "REQUIRED HOLDERS" means, at any time, the holder or holders of at least 51% of the then outstanding principal amount of the Notes (exclusive of Notes then owned by the Company or any of its Affiliates).

               "RESERVE REPORT" means each reserve report delivered to the Noteholders in accordance with SECTION 8.01(D).

               "RESERVE VALUE" means, as of any date, the sum of (a) the aggregate present value of the estimated future net revenues from Proved Reserves for each of the Company's and its Subsidiaries' Oil and Gas Properties, discounted at 10%, as set forth in the most recent Reserve Report delivered to the Noteholders under SECTION 8.01(D), plus (b) the lesser of (i) the costs of the Company's and its Subsidiaries' Oil and Gas Properties with no Proved Reserves attributable thereto, including lease costs, costs of seismic data and other capitalized prospect costs attributable thereto, and (ii) the fair market value of such Oil and Gas Properties with no Proved Reserves attributable thereto.

               "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

               "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

               "SENIOR DEBT" means the principal, interest, fees and other Indebtedness outstanding under the Credit Agreement or any other Indebtedness under a bank credit facility to the extent such Indebtedness is in compliance with SECTION 10.03(B).

               "SENIOR FINANCIAL OFFICER" means any of the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

               "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).

               "TOTAL DEBT" means the sum of the Senior Debt, plus all outstanding principal of and interest on the Notes.

               "SWAPS" means, with respect to any Person, foreign exchange transactions and commodity, currency and interest rate swaps, floors, caps, collars, forward sales, options, other similar transactions and combinations of the foregoing.

               "TRANSACTION DOCUMENTS" is defined in SECTION 3.01.